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                                                                    EXHIBIT 4(a)

                    UNITED FINANCIAL BANKING COMPANIES, INC.
                           1990 EXECUTIVE STOCK PLAN

                                   ARTICLE I

                                  Definitions


     1.01  Affiliate means any "subsidiary" or "parent corporation" (within the
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meaning of Section 422A of the Code) of the Company.

     1.02  Agreement means a written agreement (including any amendment or
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supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option SAR, granted to such Participant.

     1.03  Board means the Board of Directors of the Company.
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     1.04  Book Value means the fully diluted book value of a share as
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determined for financial reporting purposes by the certified public accountants for the Company.

     1.05  Change of Control means and shall be deemed to have taken place if:
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(i) a third person, including a "group" as defined in Section 13 (d) (3) of the
Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for the election of directors of the Company; or, (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

     1.06  Change of Control Date is the date on which an event described in (i)
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or (ii) of Section 1.05 occurs.

     1.07  Code means the Internal Revenue Code of 1986, and any amendments
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thereto.

     1.08  Committee means the Executive Compensation Committee of the Board.
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     1.09  Common Stock means the common stock of the Company.
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     1.10  Company means United Financial Banking Companies, Inc.
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     1.11  Fair Market Value means, on any given date, the closing price of a
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share of Common Stock as reported by such source as the Committee may select, or as may be determined by the Board of Directors in such manner as the Board may deem reasonable.

     1.12  Incentive Stock Option means an Option that is intended to qualify as
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an "incentive stock option" under Section 422A of the Code.

     1.13  Initial Value means, with respect to an SAR, the Book Value of one
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share of Common Stock on the date of grant, as set forth in the Agreement.

     1.14  Non-Qualified Stock Option means an option other than an Incentive
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Stock Option.

     1.15  Option means a stock option that entitles the holder to purchase from
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the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.16  Option Price means the price per share for Common Stock purchased on
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the exercise of an Option as provided in Article VI.

     1.17  Participant means an employee of the Company or of a Subsidiary,
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including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Committee to receive an Option or SAR award.
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     1.18  Plan means the United Financial Banking Companies, Inc. 1990
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Executive Stock Plan.

     1.19  SAR means a stock appreciation right that entitles the holder to
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receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Book Value at the time of exercise over the Initial Value of the SAR or (b) the Initial Value of the SAR.

     1.20  Securities Broker means the registered securities broker acceptable
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to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.05 hereof.

     1.21  Subsidiary means any corporation (other than the Company) in an
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unbroken chain of corporations beginning with the Company if each of the corporations in the chain (other than the last corporation) owns stock possessing at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.



                                   ARTICLE II

                                    Purposes


     2.01 The Plan is intended to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan in intended to permit the issuance of Options qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at time of grant, and SARs. No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422A of the Code but shall be treated as a Non-Qualified Stock Option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.



                                  ARTICLE III

                                 Administration



     3.01  The Plan shall be administered by the Committee.  The Committee shall
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have authority to grant Options and SARs, separately, in combination or in tandem, upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such grants and awards may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR (such as the terms of exercise, the Option Price, service or financial performance related vesting, transferability, and termination). Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised; provided, however, that such acceleration shall not affect the applicability of Section 4.02 (relating to the limitation on the number of Incentive Stock Options that may become exercisable in a calendar year). In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements including such covenants not to compete and confidentiality provisions as the Committee shall require thereunder; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

     The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option or SAR award. All expenses of administering this Plan shall be borne by the Company.



                                   ARTICLE IV

                                  Eligibility


     4.01  General.  Any employee of the Company or of any Subsidiary (including
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any corporation that becomes a Subsidiary after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary may receive one or more Options or SAR awards, or any combination thereof. A person who is a member of the Committee may not be granted Options or SARs under this Plan while he is a member of the Committee.
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     4.02  Grants.  The Committee will designate individuals to whom Options and
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SAR awards are to be granted and will specify the number of shares of Common
Stock subject to each grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All Options or SARs granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted Options that are Incentive Stock Options, (under all Incentive Stock Option Plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.

     4.03  Designation of Option as an Incentive Stock Option or a Non-Qualified
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Stock Option.  The Committee will designate at the time an Option is granted
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whether the Option is to be treated as an Incentive Stock Option or a Non-
Qualified Stock Option. In the absence, however, of any such designation, such Option shall be treated as an Incentive Stock Option.


                                   ARTICLE V

                             Stock Subject to Plan


     5.01  Maximum Number of Shares to be Awarded.  Upon the exercise of any
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Option, the Company may deliver to the Participant authorized but previously unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. The maximum aggregate number of shares of Common Stock that may be issued pursuant to this Plan is 190,000, subject, however, to being increased (but not decreased) annually by three (3) percent of the amount, if any, by which the total number of shares of Common Stock outstanding as of the last day of the Company's fiscal year exceeds the total number of shares of Common Stock outstanding as of the first day of such fiscal year (other than increases from the issuance of Common Stock under this Plan or as a result of the application of Article IX). This annual adjustment shall first be made beginning with the Company's fiscal year beginning on January 1, 1990. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of Options is subject to further adjustments (after taking into account the preceding annual adjustment) as provided in Article IX. If an Option is terminated, in whole or in part, for any reason other that its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

     5.02  Independent SARs.  Upon the exercise of an SAR granted independently
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of an Option, the Company may deliver to the Participant authorized but previously unissued Common Stock, cash, or a combination thereof as provided in
Section 8.03. The maximum aggregate number of shares of Common Stock that may be issued pursuant to SARs that are granted independently of Options is subject to the provisions of Section 5.01 hereof.



                                   ARTICLE VI

                                  Option Price



     6.01 The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Committee on the date of grant; provided, however, that in the case of an Option that is an Incentive Stock Option, the price per share shall not be less than the Fair Market Value on such date; provided, further, that the price per share shall not be less than Book Value.



                                  ARTICLE VII

                              Exercise of Options


     7.01  Maximum Option or SAR Period.  The maximum period in which an Option
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or SAR may be exercised shall be determined by the Committee on the date of grant; provided, however that an Incentive Stock Option or related SAR shall not be exercisable after the expiration of 10 years from the date the Incentive Stock Option was granted. The terms of any Incentive Stock Option or SAR may provide that it is exercisable for a period less than such maximum period.

     7.02  Nontransferability.  Any Option or SAR granted under this Plan shall
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be nontransferable except by will or by the laws of descent and distribution.
In the event of any such transfer, the Option and any related SAR must be transferred to the same person or persons, trust or estate. During the lifetime of the Participant to whom an Incentive Stock Option or related SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a
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Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

     7.03  Employee Status.  For purposes of determining the applicability of
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Section 422A of the Code (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.



                                  ARTICLE VIII

                               Method of Exercise


     8.01  Exercise.  Subject to the provisions of Articles VII and XII, an
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Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that an SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option Price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. Such partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan with respect to remaining shares subject to the Option or related SAR. The exercise of an Option shall result in the termination of the SAR to the extent of the number of shares with respect to which the Option is exercised.

     8.02  Payment.  Unless otherwise provided by the Agreement, payment of the
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Option Price shall be made in cash or a cash equivalent acceptable to the
Committee. If the Agreement provides, payment of all or part of the Option Price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option Price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

     8.03  Determination of Payment of Cash and/or Common Stock Upon Exercise of
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SAR.  At the Committee's discretion, the amount payable as a result of the
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exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional shares shall be delivered upon the exercise of an SAR but a cash payment will be made in lieu thereof.

     8.04  Shareholder Rights.  No participant shall have any rights as a
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stockholder with respect to shares subject to his Option or SAR until the date he exercises such Option or SAR.

     8.05  Cashless Exercise.  To the extent permitted under the applicable laws
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and regulations, at the written request of the Participant and with the consent of the Committee upon such terms as it shall specify, the Company agrees to cooperate in a "cashless exercise" of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker written instructions to exercise all or part of the Option on behalf of the Participant including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated with the exercise of the Option. In the case of a Participant who is an officer, director, or ten percent stockholder within the meaning of Section 16 (b) of the Securities Exchange Act of 1934, as amended, a "cashless exercise" of all or part of an Option may be also effected pursuant to this Section 8.05 with the consent of the Committee provided it is effected in accordance with, and within the limitations imposed by, such Act.



                                   ARTICLE IX

                     Adjustment Upon Change in Common Stock



     9.01 Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to stockholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Options and SARs may be granted under this Plan shall be proportionately adjusted and the terms of Options (including the Option Price) and SARs shall be adjusted as the Committee shall determine to be equitably required. Any determination made under this Article IX by the Committee shall be final and conclusive.
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     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Options or SARs.


                                   ARTICLE X

             Compliance with Law and Approval of Regulatory Bodies



     10.01 No Option or SAR shall be exercisable and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.


                                   ARTICLE XI

                               General Provisions



     11.01  Effect on Employment.  Neither the adoption of this Plan, its
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operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

     11.02  Unfunded Plan.  The Plan, insofar as it provides for grants, is not
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required to be funded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.

     11.03  Change of Control.  Notwithstanding any other provision in this Plan
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to the contrary, unless the Committee provides otherwise in an Agreement, an
Option or SAR may be exercised immediately in full upon a Change of Control.

     11.04  Rules of Construction.  Headings are given to the articles and
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sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     11.05  Amendment.  The Board may amend or terminate this Plan from time to
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time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Option awards, (ii) materially increases the benefits to Participants under the Plan, or (iii) materially changes the class of employees eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option or SAR award outstanding at the time such amendment is made.

     11.06  Duration of Plan.  No Option or SAR award may be granted under this
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Plan after December 31, 1999.  Options or SARs awards granted before December
31, 1999, shall remain valid in accordance with their terms.

     11.07  Shareholder Approval.  This Plan as amended and restated, has been
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approved by the Board of Directors of the Company and shall be effective as of
January 1, 1990, subject, however, to approval by the shareholders of the Company at the 1990 shareholders' meeting.